Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Second Quarter 2024

RICHMOND, Va. (August 5, 2024) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the second quarter ended June 30, 2024.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three and Six Months Ended June 30

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	% Change	2024	2023	% Change

Net income	$73,931	$65,289	13.2%	$127,981	$98,212	30.3%
Net income per share	$0.31	$0.29	6.9%	$0.53	$0.43	23.3%

Operating income	$93,515	$83,029	12.6%	$165,130	$132,276	24.8%
Operating margin %	24.0%	23.0%	100 bps	22.9%	19.7%	320 bps

Adjusted EBITDAre	$140,916	$129,144	9.1%	$241,726	$224,432	7.7%
Comparable Hotels Adjusted Hotel EBITDA	$151,515	$149,276	1.5%	$263,013	$264,812	(0.7%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	39.1%	39.6%	(50 bps)	36.6%	37.7%	(110 bps)
Modified funds from operations (MFFO)	$121,329	$111,399	8.9%	$204,569	$190,358	7.5%
MFFO per share	$0.50	$0.49	2.0%	$0.84	$0.83	1.2%

Average Daily Rate (ADR) (Actual)	$162.98	$160.98	1.2%	$158.34	$156.70	1.0%
Occupancy (Actual)	79.8%	78.2%	2.0%	75.9%	75.1%	1.1%
Revenue Per Available Room (RevPAR) (Actual)	$130.07	$125.96	3.3%	$120.18	$117.74	2.1%

Comparable Hotels ADR	$163.01	$162.51	0.3%	$158.83	$158.53	0.2%
Comparable Hotels Occupancy	79.8%	78.1%	2.2%	76.0%	75.2%	1.1%
Comparable Hotels RevPAR	$130.09	$126.97	2.5%	$120.63	$119.15	1.2%

Distributions paid	$58,045	$54,883	5.8%	$128,201	$128,282	(0.1%)
Distributions paid per share	$0.24	$0.24	0.0%	$0.53	$0.56	(5.4%)

Cash and cash equivalents	$7,224
Total debt outstanding	$1,542,455
Total debt outstanding, net of cash and cash equivalents	$1,535,231
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	30.4%

(1)
Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)
Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $14.54 on June 30, 2024.

Comparable Hotels is defined as the 224 hotels owned by the Company as of June 30, 2024, and excludes one non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “The fundamentals of our business remain strong, bolstered by the muted rate of new supply growth relative to historical levels. For the second quarter 2024, Comparable Hotels Occupancy was 80%, an improvement of more than 2% as compared to the second quarter 2023. While we believe our greatest opportunity for continued growth will come from the steady improvement we are seeing in midweek business travel demand, we were able to grow occupancy on both weekdays and weekends during the quarter, demonstrating the resilience of leisure travel demand and the upside we continue to realize as business travel patterns normalize. Comparable Hotels RevPAR for the second quarter improved by 2.5% as compared to the second quarter last year, with a marginal increase in ADR. Our revenue and asset management teams, together with our third-party operators, are intently focused on maximizing the profitability of our assets and optimizing their performance within their respective markets."

Mr. Knight continued, “During the quarter, we acquired the newly built Embassy Suites by Hilton Madison Downtown, following completion of construction. Through our longstanding relationship with the developer, we secured a fixed-price, take-out contract ahead of development, which enabled us to acquire the asset at an attractive price despite rising construction costs. Year to date through July, we sold three hotels for a combined sales price of approximately $41 million, purchased two hotels for a combined purchase price of approximately $196 million, and, with the recent pullback in our stock price, repurchased 1.6 million of our common shares for an aggregate purchase price of approximately $23 million. Our recent activity highlights the strength and flexibility provided by our balance sheet and our ability to opportunistically allocate capital in the current environment. We remain focused on maximizing long-term value for our shareholders."

Hotel Portfolio Overview

As of June 30, 2024, Apple Hospitality owned 224 hotels with an aggregate of 30,068 guest rooms located in 87 markets throughout 37 states and the District of Columbia.

Second Quarter 2024 Highlights

•
Strong operating performance: For the second quarter 2024, Comparable Hotels ADR was $163, a marginal improvement over second quarter 2023; Comparable Hotels Occupancy was 80%, an increase of more than 2% over second quarter 2023; and Comparable Hotels RevPAR was $130, an increase of 2.5% over second quarter 2023. Comparable Hotels Occupancy, ADR and RevPAR exceeded industry averages as reported by STR for the second quarter 2024. Based on preliminary results for the Company's portfolio for the month of July 2024, Comparable Hotels Occupancy was approximately 77%, flat compared to July 2023, with Comparable Hotels ADR down slightly as compared to July 2023.
•
Strong bottom-line performance: The Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $152 million, a 1.5% improvement over second quarter 2023, and Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 39%, down 50 bps to second quarter 2023. The Company achieved Adjusted EBITDAre of approximately $141 million for the second quarter 2024, an increase of 9% as compared to second quarter 2023. The Company achieved MFFO of approximately $121 million for the second quarter 2024, an increase of 9% as compared to second quarter 2023.
•
Transactional activity: During the second quarter 2024, the Company acquired the 262-room Embassy Suites by Hilton Madison Downtown for a total purchase price of approximately $79.5 million and sold its 82-room SpringHill Suites by Marriott Greensboro for a gross sales price of approximately $7.1 million.

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•
Capital markets: During the second quarter 2024, the Company purchased, under its Share Repurchase Program, approximately 1.1 million of its common shares at a weighted-average market purchase price of approximately $14.35 per common share, for an aggregate purchase price of approximately $15.5 million. Subsequent to the end of the second quarter 2024, the Company purchased, under its Share Repurchase Program, an additional 0.5 million of its common shares, bringing the total shares purchased year to date through July 31, 2024, to approximately 1.6 million common shares at a weighted-average market purchase price of approximately $14.29 per common share, for an aggregate purchase price of approximately $23.1 million.
•
Balance sheet: The Company has maintained the strength and flexibility of its balance sheet. At June 30, 2024, the Company’s total debt to total capitalization, net of cash and cash equivalents, was approximately 30%.
•
Monthly distributions: During the three months ended June 30, 2024, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $14.48 on August 2, 2024, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 6.6%.

The Company is providing monthly performance detail for its Comparable Hotels with comparisons to the respective periods of 2023. The following table highlights the Company’s Comparable Hotels monthly performance during the second quarter of 2024 as compared to the second quarter of 2023 (in thousands, except statistical data):

									% Change
	April	May	June		April	May	June		April	May	June
	2024	2024	2024	Q2 2024	2023	2023	2023	Q2 2023	2023	2023	2023	Q2 2023
ADR (Comparable Hotels)	$159.97	$162.12	$166.87	$163.01	$158.10	$162.21	$167.02	$162.51	1.2%	(0.1%)	(0.1%)	0.3%
Occupancy (Comparable Hotels)	79.6%	78.8%	81.1%	79.8%	77.0%	76.9%	80.5%	78.1%	3.4%	2.5%	0.7%	2.2%
RevPAR (Comparable Hotels)	$127.37	$127.71	$135.26	$130.09	$121.80	$124.69	$134.48	$126.97	4.6%	2.4%	0.6%	2.5%
Operating income (Actual)	$28,895	$30,596	$34,024	$93,515	$24,392	$26,644	$31,993	$83,029	18.5%	14.8%	6.3%	12.6%
Adjusted Hotel EBITDA (Actual) (1)	$48,307	$49,570	$53,803	$151,680	$43,294	$46,588	$51,362	$141,244	11.6%	6.4%	4.8%	7.4%
Comparable Hotels Adjusted Hotel EBITDA (2)	$48,179	$49,555	$53,781	$151,515	$45,711	$49,430	$54,135	$149,276	5.4%	0.3%	(0.7%)	1.5%

(1)
See explanation and reconciliation of Adjusted Hotel EBITDA to net income included below.
(2)
See explanation and reconciliation of Comparable Hotels Adjusted Hotel EBITDA to Adjusted Hotel EBITDA included below.

Comparable Hotels is defined as the 224 hotels owned by the Company as of June 30, 2024, and excludes one non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Portfolio Activity

Acquisitions

As previously announced, since the beginning of 2024, the Company has acquired two hotels for a combined total purchase price of approximately $196.3 million. The acquisitions include the following:

•
In March 2024, the Company acquired the 234-room AC Hotel by Marriott Washington DC Convention Center for a total purchase price of approximately $116.8 million, or $499,000 per key.
•
In June 2024, the Company acquired the newly built, 262-room Embassy Suites by Hilton Madison Downtown for a total purchase price of approximately $79.5 million, or $303,000 per key.

Contract for Potential Acquisition

As previously announced, the Company continues to have one additional hotel under contract for purchase, a Motto by Hilton that is under development in downtown Nashville, Tennessee, for an anticipated total purchase price of

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approximately $98.2 million with an expected 260 rooms, which the Company anticipates acquiring in late 2025 following completion of construction. There are many conditions to closing on this hotel that have not yet been satisfied, and there can be no assurance that a closing on this hotel will occur under the outstanding purchase contract.

Dispositions

As previously announced, during the six months ended June 30, 2024, the Company sold three hotels for a combined gross sales price of approximately $40.6 million, resulting in a combined gain on the sales of approximately $18.2 million, which is included in the Company's consolidated statement of operations for the six months ended June 30, 2024. The dispositions include the following:

•
In February 2024, the Company sold the 122-room Hampton Inn by Hilton Bentonville/Rogers and the 126-room Homewood Suites by Hilton Bentonville-Rogers in one transaction, for a combined gross sales price of approximately $33.5 million. The Company used a portion of the net proceeds from the sale of these two hotels to complete a 1031 exchange with the acquisition of the AC Hotel Washington DC Convention Center in March 2024, which resulted in the deferral of taxable gains of $15.1 million.
•
In May 2024, the Company sold the 82-room SpringHill Suites by Marriott Greensboro for a gross sales price of approximately $7.1 million.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the six months ended June 30, 2024, the Company invested approximately $33 million in capital expenditures. The Company anticipates investing approximately $75 million to $85 million in capital improvements during 2024, which includes comprehensive renovation projects for approximately 20 hotels.

Balance Sheet and Liquidity

Summary

As of June 30, 2024, the Company had approximately $1.5 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 4.8%, cash on hand of approximately $7 million and availability under its revolving credit facility of approximately $481 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt as of June 30, 2024, was comprised of approximately $278 million in property-level debt secured by 15 hotels and approximately $1.3 billion outstanding under its unsecured credit facilities. The number of unencumbered hotels in the Company’s portfolio as of June 30, 2024, was 209. The Company’s total debt to total capitalization, net of cash and cash equivalents at June 30, 2024, was approximately 30%, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. As of June 30, 2024, the Company’s weighted-average debt maturities were 3.1 years.

On July 17, 2024, the Company amended its unsecured $85 million term loan facility, which increased the amount of the term loan facility to $130 million, with the additional $45 million funded at closing; extended the maturity date to July 25, 2026; and the interest rate, subject to certain exceptions, is equal to an annual rate of the one-month SOFR plus a 0.10% SOFR spread adjustment plus a margin ranging from 1.35% to 2.20%, depending on the Company's leverage ratio, as calculated under the terms of the amended credit agreement. Subject to certain conditions, including covenant compliance and additional fees, the maturity date of the $130 million term loan facility may be extended by the Company to July 25, 2027.

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Capital Markets

Share Repurchase Program

The Company has in place a Share Repurchase Program that provides for share repurchases in open market transactions. During the three months ended June 30, 2024, the Company purchased, under its Share Repurchase Program, approximately 1.1 million of its common shares at a weighted-average market purchase price of approximately $14.35 per common share, for an aggregate purchase price of approximately $15.5 million. Subsequent to the end of the second quarter 2024, the Company purchased, under its Share Repurchase Program, an additional 0.5 million of its common shares, bringing the total shares purchased year to date through July 31, 2024, to approximately 1.6 million common shares at a weighted-average market purchase price of approximately $14.29 per common share, for an aggregate purchase price of approximately $23.1 million. As of July 31, 2024, the Company had approximately $312 million remaining under its Share Repurchase Program for the repurchase of shares.

ATM Program

The Company also has in place an at-the-market offering program (the “ATM Program”). As of June 30, 2024, the Company had $500 million remaining under its ATM Program for the issuance of shares. No shares were sold under the current or prior ATM Program during the three and six months ended June 30, 2024.

Shareholder Distributions

During the three months ended June 30, 2024, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $14.48 on August 2, 2024, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 6.6%. While the Company currently expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

Updated 2024 Outlook

The Company is updating its operational and financial outlook for 2024. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company's existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. As compared to the midpoint of previously provided 2024 guidance, the Company is decreasing Net Income by $6 million, decreasing Comparable Hotels RevPAR Change by 150 bps, increasing Comparable Hotels Adjusted Hotel EBITDA Margin % by 10 bps, and decreasing Adjusted EBITDAre by $7 million. Comparable Hotels RevPAR Change guidance, which is the change in Comparable Hotels RevPAR in 2024 compared to 2023, and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired and announced for acquisition by year-end 2024 as if the hotels were owned as of January 1, 2023, exclude completed dispositions since January 1, 2023, and exclude one non-hotel property. Results for periods prior to the Company’s ownership are not included in the Company’s actual Consolidated Financial Statements, are based on information from the prior owner of each hotel, and have not been audited or adjusted. For the full year 2024, the Company anticipates its 2024 results will be in the following range:

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	Updated 2024 Guidance(1)
	Low-End	High-End
Net income	$202 Million	$225 Million
Comparable Hotels RevPAR Change	0.5%	2.5%
Comparable Hotels Adjusted Hotel EBITDA Margin %	35.0%	35.8%
Adjusted EBITDAre	$456 Million	$474 Million
Capital expenditures	$75 Million	$85 Million

(1)
Explanations of and reconciliations to net income guidance of Adjusted EBITDAre and Comparable Hotels Adjusted Hotel EBITDA guidance are included below.

Second Quarter 2024 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Tuesday, August 6, 2024. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 2 p.m. Eastern Time on August 6, 2024, through 11:59 p.m. Eastern Time on August 20, 2024. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13746957. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 224 hotels with more than 30,000 guest rooms located in 87 markets throughout 37 states and the District of Columbia. Concentrated with industry-leading brands, the Company’s hotel portfolio consists of 100 Marriott-branded hotels, 119 Hilton-branded hotels and five Hyatt-branded hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; Adjusted Hotel EBITDA; Comparable Hotels Adjusted Hotel EBITDA; and Same Store Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

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Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of inflation or a recessionary environment); reduced business and leisure travel due to geopolitical uncertainty, including terrorism and acts of war; travel-related health concerns, including widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or equipment failures, or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	June 30,	December 31,
	2024	2023
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,753,584 and $1,662,942, respectively	$4,911,878	$4,777,374
Assets held for sale	-	15,283
Cash and cash equivalents	7,224	10,287
Restricted cash-furniture, fixtures and other escrows	31,295	33,331
Due from third-party managers, net	62,894	36,437
Other assets, net	62,109	64,586
Total Assets	$5,075,400	$4,937,298

Liabilities
Debt, net	$1,536,891	$1,371,494
Finance lease liabilities	111,776	111,892
Accounts payable and other liabilities	93,763	129,931
Total Liabilities	1,742,430	1,613,317

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 241,280,329 and 241,515,532 shares, respectively	4,790,949	4,794,804
Accumulated other comprehensive income	21,380	20,404
Distributions greater than net income	(1,479,359)	(1,491,227)
Total Shareholders' Equity	3,332,970	3,323,981

Total Liabilities and Shareholders' Equity	$5,075,400	$4,937,298

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Room	$353,689	$331,043	$652,435	$616,563
Food and beverage	17,857	15,507	32,919	28,456
Other	18,531	15,080	34,235	28,065
Total revenue	390,077	361,630	719,589	673,084

Expenses:
Hotel operating expense:
Operating	91,523	84,911	175,319	163,574
Hotel administrative	31,453	29,442	61,205	56,761
Sales and marketing	33,649	30,936	63,488	58,636
Utilities	11,665	10,776	23,184	22,474
Repair and maintenance	17,626	16,451	34,468	32,116
Franchise fees	17,527	15,868	32,281	29,512
Management fees	12,848	12,129	23,610	22,605
Total hotel operating expense	216,291	200,513	413,555	385,678
Property taxes, insurance and other	21,940	19,994	42,932	39,669
General and administrative	11,065	12,100	21,649	23,561
Depreciation and amortization	47,715	45,994	94,538	91,900
Total expense	297,011	278,601	572,674	540,808

Gain on sale of real estate	449	-	18,215	-

Operating income	93,515	83,029	165,130	132,276

Interest and other expense, net	(19,370)	(17,499)	(36,679)	(33,503)

Income before income taxes	74,145	65,530	128,451	98,773

Income tax expense	(214)	(241)	(470)	(561)

Net income	$73,931	$65,289	$127,981	$98,212

Other comprehensive income (loss):
Interest rate derivatives	(2,732)	7,224	976	(882)

Comprehensive income	$71,199	$72,513	$128,957	$97,330

Basic and diluted net income per common share	$0.31	$0.29	$0.53	$0.43

Weighted average common shares outstanding - basic and diluted	242,174	229,041	242,291	229,218

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			% Change			% Change
	2024	2023	2023	2024	2023	2023
Operating income (Actual)	$93,515	$83,029	12.6%	$165,130	$132,276	24.8%
Operating margin % (Actual)	24.0%	23.0%	100 bps	22.9%	19.7%	320 bps

Comparable Hotels Total Revenue	$387,105	$377,005	2.7%	$718,050	$703,119	2.1%
Comparable Hotels Total Operating Expenses	$235,590	$227,729	3.5%	$455,037	$438,307	3.8%
Comparable Hotels Adjusted Hotel EBITDA	$151,515	$149,276	1.5%	$263,013	$264,812	(0.7%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	39.1%	39.6%	(50 bps)	36.6%	37.7%	(110 bps)

ADR (Comparable Hotels)	$163.01	$162.51	0.3%	$158.83	$158.53	0.2%
Occupancy (Comparable Hotels)	79.8%	78.1%	2.2%	76.0%	75.2%	1.1%
RevPAR (Comparable Hotels)	$130.09	$126.97	2.5%	$120.63	$119.15	1.2%

ADR (Actual)	$162.98	$160.98	1.2%	$158.34	$156.70	1.0%
Occupancy (Actual)	79.8%	78.2%	2.0%	75.9%	75.1%	1.1%
RevPAR (Actual)	$130.07	$125.96	3.3%	$120.18	$117.74	2.1%

Reconciliation to Actual Results

Total Revenue (Actual)	$390,077	$361,630		$719,589	$673,084
Revenue from acquisitions prior to ownership	-	21,825		4,775	41,611
Revenue from dispositions	(469)	(3,570)		(1,768)	(5,853)
Revenue from non-hotel property	(2,503)	(2,880)		(4,546)	(5,723)
Comparable Hotels Total Revenue	$387,105	$377,005		$718,050	$703,119

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$151,680	$141,244		$261,473	$247,993
AHEBITDA from acquisitions prior to ownership	-	9,725		1,882	18,045
AHEBITDA from dispositions	(165)	(1,471)		(342)	(1,800)
AHEBITDA from non-hotel property (2)	-	(222)		-	574
Comparable Hotels AHEBITDA	$151,515	$149,276		$263,013	$264,812

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from its non-hotel property, the Company's independent boutique hotel in New York, New York, starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations (the "non-hotel property"). The Company has terminated the lease for failure to make lease payments timely, and in April 2024 commenced legal proceedings to remove the operator from possession of the hotel, which remain ongoing.
(2)
Represents Adjusted Hotel EBITDA from the non-hotel property in the first half of 2023, prior to its lease to a third-party hotel operator for all hotel operations.

Note: Comparable Hotels is defined as the 224 hotels owned by the Company as of June 30, 2024, and excludes the non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 10

Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2023				2024
	Q1	Q2	Q3	Q4	Q1	Q2
Operating income (Actual)	$49,247	$83,029	$76,295	$38,910	$71,615	$93,515
Operating margin % (Actual)	15.8%	23.0%	21.3%	12.5%	21.7%	24.0%

Comparable Hotels Total Revenue	$326,114	$377,005	$371,820	$319,666	$330,945	$387,105
Comparable Hotels Total Operating Expenses	210,578	227,729	232,996	214,021	219,447	235,590
Comparable Hotels Adjusted Hotel EBITDA	$115,536	$149,276	$138,824	$105,645	$111,498	$151,515
Comparable Hotels Adjusted Hotel EBITDA Margin %	35.4%	39.6%	37.3%	33.0%	33.7%	39.1%

ADR (Comparable Hotels)	$154.18	$162.51	$160.67	$151.59	$154.20	$163.01
Occupancy (Comparable Hotels)	72.2%	78.1%	77.2%	69.8%	72.1%	79.8%
RevPAR (Comparable Hotels)	$111.24	$126.97	$124.05	$105.74	$111.16	$130.09

ADR (Actual)	$152.01	$160.98	$159.36	$149.88	$153.18	$162.98
Occupancy (Actual)	72.0%	78.2%	77.1%	69.6%	72.0%	79.8%
RevPAR (Actual)	$109.46	$125.96	$122.91	$104.27	$110.25	$130.07

Reconciliation to Actual Results

Total Revenue (Actual)	$311,454	$361,630	$358,260	$312,456	$329,512	$390,077
Revenue from acquisitions prior to ownership	19,786	21,825	18,999	12,245	4,775	-
Revenue from dispositions	(2,283)	(3,570)	(3,427)	(2,908)	(1,299)	(469)
Revenue from non-hotel property	(2,843)	(2,880)	(2,012)	(2,127)	(2,043)	(2,503)
Comparable Hotels Total Revenue	$326,114	$377,005	$371,820	$319,666	$330,945	$387,105

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$106,749	$141,244	$132,161	$101,738	$109,793	$151,680
AHEBITDA from acquisitions prior to ownership	8,320	9,725	7,978	4,842	1,882	-
AHEBITDA from dispositions	(329)	(1,471)	(1,315)	(935)	(177)	(165)
AHEBITDA from non-hotel property (2)	796	(222)	-	-	-	-
Comparable Hotels AHEBITDA	$115,536	$149,276	$138,824	$105,645	$111,498	$151,515

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the non-hotel property starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the non-hotel property in the first half of 2023, prior to its lease to a third-party hotel operator for all hotel operations.

Note: Comparable Hotels is defined as the 224 hotels owned by the Company as of June 30, 2024, and excludes the non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			% Change			% Change
	2024	2023	2023	2024	2023	2023
Operating income (Actual)	$93,515	$83,029	12.6%	$165,130	$132,276	24.8%
Operating margin % (Actual)	24.0%	23.0%	100 bps	22.9%	19.7%	320 bps

Same Store Hotels Total Revenue	$363,746	$355,155	2.4%	$673,731	$661,483	1.9%
Same Store Hotels Total Operating Expenses	222,619	215,617	3.2%	429,985	414,729	3.7%
Same Store Hotels Adjusted Hotel EBITDA	$141,127	$139,538	1.1%	$243,746	$246,754	(1.2%)
Same Store Hotels Adjusted Hotel EBITDA Margin %	38.8%	39.3%	(50 bps)	36.2%	37.3%	(110 bps)

ADR (Same Store Hotels)	$160.89	$160.88	0.0%	$156.66	$156.84	(0.1%)
Occupancy (Same Store Hotels)	79.9%	78.2%	2.2%	75.9%	75.1%	1.1%
RevPAR (Same Store Hotels)	$128.51	$125.76	2.2%	$118.91	$117.84	0.9%

ADR (Actual)	$162.98	$160.98	1.2%	$158.34	$156.70	1.0%
Occupancy (Actual)	79.8%	78.2%	2.0%	75.9%	75.1%	1.1%
RevPAR (Actual)	$130.07	$125.96	3.3%	$120.18	$117.74	2.1%

Reconciliation to Actual Results

Total Revenue (Actual)	$390,077	$361,630		$719,589	$673,084
Revenue from acquisitions	(23,359)	(25)		(39,544)	(25)
Revenue from dispositions	(469)	(3,570)		(1,768)	(5,853)
Revenue from non-hotel property	(2,503)	(2,880)		(4,546)	(5,723)
Same Store Hotels Total Revenue	$363,746	$355,155		$673,731	$661,483

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$151,680	$141,244		$261,473	$247,993
AHEBITDA from acquisitions	(10,388)	(13)		(17,385)	(13)
AHEBITDA from dispositions	(165)	(1,471)		(342)	(1,800)
AHEBITDA from non-hotel property (2)	-	(222)		-	574
Same Store Hotels AHEBITDA	$141,127	$139,538		$243,746	$246,754

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the non-hotel property starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the non-hotel property in the first half of 2023, prior to its lease to a third-party hotel operator for all hotel operations.

Note: Same Store Hotels is defined as the 216 hotels owned and held for use by the Company as of January 1, 2023, and during the entirety of the periods being compared, and excludes the non-hotel property. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2023				2024
	Q1	Q2	Q3	Q4	Q1	Q2
Operating income (Actual)	$49,247	$83,029	$76,295	$38,910	$71,615	$93,515
Operating margin % (Actual)	15.8%	23.0%	21.3%	12.5%	21.7%	24.0%

Same Store Hotels Total Revenue	$306,328	$355,155	$350,712	$299,899	$309,985	$363,746
Same Store Hotels Total Operating Expenses	199,112	215,617	220,656	202,049	207,366	222,619
Same Store Hotels Adjusted Hotel EBITDA	$107,216	$139,538	$130,056	$97,850	$102,619	$141,127
Same Store Hotels Adjusted Hotel EBITDA Margin %	35.0%	39.3%	37.1%	32.6%	33.1%	38.8%

ADR (Same Store Hotels)	$152.40	$160.88	$159.48	$149.61	$151.96	$160.89
Occupancy (Same Store Hotels)	72.1%	78.2%	77.1%	69.7%	71.9%	79.9%
RevPAR (Same Store Hotels)	$109.83	$125.76	$123.00	$104.24	$109.31	$128.51

ADR (Actual)	$152.01	$160.98	$159.36	$149.88	$153.18	$162.98
Occupancy (Actual)	72.0%	78.2%	77.1%	69.6%	72.0%	79.8%
RevPAR (Actual)	$109.46	$125.96	$122.91	$104.27	$110.25	$130.07

Reconciliation to Actual Results

Total Revenue (Actual)	$311,454	$361,630	$358,260	$312,456	$329,512	$390,077
Revenue from acquisitions	-	(25)	(2,109)	(7,522)	(16,185)	(23,359)
Revenue from dispositions	(2,283)	(3,570)	(3,427)	(2,908)	(1,299)	(469)
Revenue from non-hotel property	(2,843)	(2,880)	(2,012)	(2,127)	(2,043)	(2,503)
Same Store Hotels Total Revenue	$306,328	$355,155	$350,712	$299,899	$309,985	$363,746

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$106,749	$141,244	$132,161	$101,738	$109,793	$151,680
AHEBITDA from acquisitions	-	(13)	(790)	(2,953)	(6,997)	(10,388)
AHEBITDA from dispositions	(329)	(1,471)	(1,315)	(935)	(177)	(165)
AHEBITDA from non-hotel property (2)	796	(222)	-	-	-	-
Same Store Hotels AHEBITDA	$107,216	$139,538	$130,056	$97,850	$102,619	$141,127

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the non-hotel property starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the non-hotel property in the first half of 2023, prior to its lease to a third-party hotel operator for all hotel operations.

Note: Same Store Hotels is defined as the 216 hotels owned and held for use by the Company as of January 1, 2023, and during the entirety of the periods being compared, and excludes the non-hotel property. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company as well as Adjusted EBITDAre from the non-hotel property from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and it is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2023 and 2024:

	2023				2024
	Q1	Q2	Q3	Q4	Q1	Q2
Net income	$32,923	$65,289	$58,512	$20,765	$54,050	$73,931
Depreciation and amortization	45,906	45,994	45,498	45,844	46,823	47,715
Amortization of favorable and unfavorable operating leases, net	97	85	99	102	102	102
Interest and other expense, net	16,004	17,499	17,470	17,884	17,309	19,370
Income tax expense	320	241	313	261	256	214
EBITDA	95,250	129,108	121,892	84,856	118,540	141,332
Gain on sale of real estate	-	-	-	-	(17,766)	(449)
Loss on impairment of depreciable real estate assets	-	-	-	5,644	-	-
EBITDAre	95,250	129,108	121,892	90,500	100,774	140,883
Non-cash straight-line operating ground lease expense	38	36	35	36	36	33
Adjusted EBITDAre	95,288	129,144	121,927	90,536	100,810	140,916
General and administrative expense	11,461	12,100	11,079	12,761	10,584	11,065
Adjusted EBITDAre from non-hotel property (1)	-	-	(845)	(1,559)	(1,601)	(301)
Adjusted Hotel EBITDA	$106,749	$141,244	$132,161	$101,738	$109,793	$151,680
(1)
Includes results of the non-hotel property subsequent to its lease to a third-party hotel operator for all hotel operations. This property's Adjusted EBITDAre results are not included in Adjusted Hotel EBITDA starting in the second half of 2023.

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$73,931	$65,289	$127,981	$98,212
Depreciation of real estate owned	46,952	45,229	93,011	90,371
Gain on sale of real estate	(449)	-	(18,215)	-
Funds from operations	120,434	110,518	202,777	188,583
Amortization of finance ground lease assets	760	760	1,519	1,519
Amortization of favorable and unfavorable operating leases, net	102	85	204	182
Non-cash straight-line operating ground lease expense	33	36	69	74
Modified funds from operations	$121,329	$111,399	$204,569	$190,358

Page | 15

Apple Hospitality REIT, Inc.

2024 Guidance Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

The guidance of net income, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA (and all other guidance given) are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of announced or future acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA guidance for the year ending December 31, 2024:

	Year Ending December 31, 2024
	Low-End	High-End
Net income	$202,232	$224,632
Depreciation and amortization	190,000	187,000
Amortization of favorable and unfavorable leases, net	408	408
Interest and other expense, net	81,000	79,000
Income tax expense	700	1,100
EBITDA	$474,340	$492,140
Gain on sale of real estate	(18,215)	(18,215)
EBITDAre	$456,125	$473,925
Non-cash straight-line operating ground lease expense	135	135
Adjusted EBITDAre	$456,260	$474,060
General and administrative expense	37,500	42,500
AEBITDAre from non-hotel property (1)	(500)	(2,000)
Adjusted Hotel EBITDA	$493,260	$514,560
AHEBITDA from acquisitions prior to ownership (2)	1,882	1,882
AHEBITDA from dispositions	(342)	(342)
Comparable Hotels Adjusted Hotel EBITDA	$494,800	$516,100

(1)
Represents Adjusted EBITDAre from the non-hotel property.
(2)
Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Page | 16

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

June 30, 2024

	July 1 -
	December 31,							Fair Market
	2024	2025	2026	2027	2028	Thereafter	Total	Value
Total debt:
Maturities	$109,050	$295,140	$243,649	$278,602	$334,066	$281,948	$1,542,455	$1,501,746
Average interest rates (1)	5.0%	5.2%	5.4%	5.3%	4.7%	3.9%

Variable-rate debt:
Maturities (2)	$85,000	$225,000	$169,000	$275,000	$300,000	$85,000	$1,139,000	$1,137,042
Average interest rates (1)	5.3%	5.6%	5.9%	5.9%	5.2%	3.6%

Fixed-rate debt:
Maturities	$24,050	$70,140	$74,649	$3,602	$34,066	$196,948	$403,455	$364,704
Average interest rates	4.1%	4.0%	4.0%	4.1%	4.1%	4.1%

(1)
The average interest rate gives effect to interest rate swaps, as applicable.
(2)
On July 17, 2024, the Company amended its unsecured $85 million term loan facility, which increased the amount of the term loan facility to $130 million, with the additional $45 million funded at closing; extended the maturity date to July 25, 2026; and the interest rate, subject to certain exceptions, is equal to an annual rate of the one-month SOFR plus a 0.10% SOFR spread adjustment plus a margin ranging from 1.35% to 2.20%, depending on the Company's leverage ratio, as calculated under the terms of the amended credit agreement. Subject to certain conditions, including covenant compliance and additional fees, the maturity date of the $130 million term loan facility may be extended by the Company to July 25, 2027.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended June 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2024	Q2 2023	% Change	Q2 2024	Q2 2023	% Change	Q2 2024	Q2 2023	% Change	Q2 2024
Top 20 Markets
San Diego, CA	7	78.5%	79.0%	(0.6%)	$192.60	$192.44	0.1%	$151.22	$152.04	(0.5%)	5.1%
Los Angeles, CA	8	89.6%	86.7%	3.3%	$186.89	$191.75	(2.5%)	$167.54	$166.16	0.8%	4.8%
Washington, DC	5	85.8%	85.2%	0.7%	$210.86	$202.84	4.0%	$180.83	$172.81	4.6%	4.5%
Phoenix, AZ	10	81.6%	77.6%	5.2%	$148.97	$138.04	7.9%	$121.58	$107.17	13.4%	4.3%
Omaha, NE	4	79.9%	77.8%	2.7%	$201.63	$201.83	(0.1%)	$161.00	$157.10	2.5%	3.4%
Seattle, WA	4	84.4%	85.3%	(1.1%)	$206.87	$201.33	2.8%	$174.60	$171.67	1.7%	3.4%
Fort Worth/Arlington, TX	6	88.5%	82.4%	7.4%	$161.41	$159.27	1.3%	$142.93	$131.21	8.9%	3.1%
Orange County, CA	6	80.5%	81.3%	(1.0%)	$164.78	$167.62	(1.7%)	$132.66	$136.30	(2.7%)	3.0%
Salt Lake City/Ogden, UT	5	80.4%	79.0%	1.8%	$163.31	$154.83	5.5%	$131.29	$122.38	7.3%	3.0%
Nashville, TN	5	86.3%	83.6%	3.2%	$171.66	$181.19	(5.3%)	$148.14	$151.40	(2.2%)	2.9%
Chicago, IL	7	76.1%	70.7%	7.6%	$146.25	$146.35	(0.1%)	$111.29	$103.52	7.5%	2.9%
Alaska	2	89.4%	83.9%	6.6%	$285.13	$288.47	(1.2%)	$255.01	$242.14	5.3%	2.7%
Richmond/Petersburg, VA	3	75.6%	72.3%	4.6%	$186.25	$185.32	0.5%	$140.89	$133.90	5.2%	2.5%
Portland, ME	3	83.2%	81.0%	2.7%	$198.64	$201.10	(1.2%)	$165.36	$162.88	1.5%	2.4%
Norfolk/Virginia Beach, VA	4	84.4%	83.0%	1.7%	$187.53	$187.95	(0.2%)	$158.24	$155.97	1.5%	2.2%
Melbourne, FL	3	85.9%	82.2%	4.5%	$201.63	$192.48	4.8%	$173.15	$158.28	9.4%	2.0%
North Carolina East	4	80.4%	82.4%	(2.4%)	$165.24	$167.08	(1.1%)	$132.83	$137.75	(3.6%)	2.0%
Louisville, KY	1	83.5%	80.2%	4.1%	$239.50	$218.96	9.4%	$200.00	$175.58	13.9%	1.6%
Oklahoma City, OK	4	80.1%	79.9%	0.3%	$145.56	$147.64	(1.4%)	$116.61	$117.94	(1.1%)	1.6%
Houston, TX	6	79.2%	69.8%	13.5%	$120.65	$117.87	2.4%	$95.51	$82.29	16.1%	1.5%
Top 20 Markets	97	82.1%	79.6%	3.1%	$176.43	$175.21	0.7%	$144.92	$139.42	3.9%	58.9%

All Other Markets	127	77.7%	76.8%	1.2%	$149.89	$150.32	(0.3%)	$116.40	$115.44	0.8%	41.1%

Total Portfolio	224	79.8%	78.1%	2.2%	$163.01	$162.51	0.3%	$130.09	$126.97	2.5%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Six Months Ended June 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024
Top 20 Markets
Phoenix, AZ	10	84.8%	83.6%	1.4%	$178.91	$182.85	(2.2%)	$151.78	$152.80	(0.7%)	7.3%
San Diego, CA	7	76.4%	76.6%	(0.3%)	$185.36	$183.36	1.1%	$141.53	$140.37	0.8%	5.2%
Los Angeles, CA	8	84.8%	83.5%	1.6%	$182.17	$185.23	(1.7%)	$154.39	$154.60	(0.1%)	4.9%
Washington, DC	5	79.5%	77.4%	2.7%	$194.31	$186.06	4.4%	$154.55	$144.06	7.3%	3.9%
Orange County, CA	6	77.8%	77.4%	0.5%	$165.55	$167.66	(1.3%)	$128.80	$129.72	(0.7%)	3.3%
Fort Worth/Arlington, TX	6	84.7%	82.2%	3.0%	$160.16	$160.00	0.1%	$135.69	$131.49	3.2%	3.3%
Salt Lake City/Ogden, UT	5	78.9%	78.5%	0.5%	$157.32	$155.99	0.9%	$124.16	$122.50	1.4%	3.2%
Seattle, WA	4	81.2%	80.4%	1.0%	$190.30	$184.78	3.0%	$154.45	$148.64	3.9%	3.1%
Nashville, TN	5	80.9%	79.7%	1.5%	$160.06	$168.48	(5.0%)	$129.52	$134.24	(3.5%)	2.7%
Richmond/Petersburg, VA	3	73.7%	70.1%	5.1%	$187.86	$185.38	1.3%	$138.40	$129.97	6.5%	2.6%
Melbourne, FL	3	86.3%	86.9%	(0.7%)	$213.16	$198.60	7.3%	$183.87	$172.61	6.5%	2.6%
Omaha, NE	4	69.9%	71.1%	(1.7%)	$171.65	$166.78	2.9%	$120.00	$118.51	1.3%	2.5%
Alaska	2	88.8%	81.1%	9.5%	$241.98	$237.89	1.7%	$214.83	$192.88	11.4%	2.3%
Miami, FL	3	89.4%	89.0%	0.4%	$172.20	$174.48	(1.3%)	$153.90	$155.26	(0.9%)	1.8%
Chicago, IL	7	66.5%	64.2%	3.6%	$135.39	$135.43	0.0%	$89.97	$86.99	3.4%	1.8%
Las Vegas, NV	1	74.9%	71.1%	5.3%	$211.73	$191.82	10.4%	$158.60	$136.41	16.3%	1.7%
Norfolk/Virginia Beach, VA	4	74.9%	75.3%	(0.5%)	$160.04	$159.35	0.4%	$119.82	$119.95	(0.1%)	1.6%
Portland, ME	3	73.7%	67.4%	9.3%	$166.05	$176.34	(5.8%)	$122.39	$118.85	3.0%	1.6%
Houston, TX	6	74.4%	68.4%	8.8%	$121.14	$116.98	3.6%	$90.08	$80.01	12.6%	1.6%
North Carolina East	4	72.9%	76.1%	(4.2%)	$145.72	$146.38	(0.5%)	$106.24	$111.40	(4.6%)	1.6%
Top 20 Markets	96	78.3%	76.8%	2.0%	$171.84	$171.12	0.4%	$134.56	$131.33	2.5%	58.6%

All Other Markets	128	73.8%	73.7%	0.1%	$146.06	$146.40	(0.2%)	$107.76	$107.87	(0.1%)	41.4%

Total Portfolio	224	76.0%	75.2%	1.1%	$158.83	$158.53	0.2%	$120.63	$119.15	1.2%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months Ended June 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2024	Q2 2023	% Change	Q2 2024	Q2 2023	% Change	Q2 2024	Q2 2023	% Change	Q2 2024
STR Region
East North Central	17	73.7%	69.7%	5.7%	$153.12	$149.85	2.2%	$112.83	$104.51	8.0%	6.4%
East South Central	27	81.6%	80.5%	1.4%	$156.63	$157.65	(0.6%)	$127.87	$126.98	0.7%	10.5%
Middle Atlantic	12	80.4%	78.2%	2.8%	$163.27	$162.43	0.5%	$131.27	$127.07	3.3%	5.0%
Mountain	25	79.8%	77.4%	3.1%	$155.96	$149.09	4.6%	$124.41	$115.36	7.8%	12.0%
New England	6	79.1%	77.3%	2.3%	$189.32	$188.89	0.2%	$149.67	$145.99	2.5%	3.3%
Pacific	33	83.0%	82.2%	1.0%	$190.19	$192.14	(1.0%)	$157.90	$157.94	0.0%	21.4%
South Atlantic	53	80.1%	80.0%	0.1%	$164.99	$165.16	(0.1%)	$132.19	$132.14	0.0%	23.6%
West North Central	17	75.3%	74.5%	1.1%	$162.83	$161.59	0.8%	$122.56	$120.31	1.9%	6.9%
West South Central	34	80.2%	76.3%	5.1%	$138.35	$138.75	(0.3%)	$111.02	$105.84	4.9%	10.9%

Total Portfolio	224	79.8%	78.1%	2.2%	$163.01	$162.51	0.3%	$130.09	$126.97	2.5%	100.0%

Note: Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Six Months Ended June 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024
STR Region
East North Central	17	65.4%	63.5%	3.0%	$142.06	$139.70	1.7%	$92.90	$88.67	4.8%	4.5%
East South Central	27	77.9%	77.7%	0.3%	$149.28	$149.80	(0.3%)	$116.29	$116.43	(0.1%)	10.2%
Middle Atlantic	12	72.2%	71.8%	0.6%	$152.33	$149.75	1.7%	$110.06	$107.49	2.4%	4.1%
Mountain	25	79.6%	78.9%	0.9%	$167.75	$166.82	0.6%	$133.56	$131.55	1.5%	15.9%
New England	6	70.7%	66.3%	6.6%	$164.31	$170.26	(3.5%)	$116.19	$112.88	2.9%	2.4%
Pacific	33	79.7%	78.6%	1.4%	$181.96	$182.62	(0.4%)	$145.11	$143.61	1.0%	21.1%
South Atlantic	53	77.7%	78.0%	(0.4%)	$162.89	$162.20	0.4%	$126.50	$126.47	0.0%	24.8%
West North Central	17	67.5%	68.7%	(1.7%)	$148.63	$146.12	1.7%	$100.35	$100.31	0.0%	5.3%
West South Central	34	77.0%	74.6%	3.2%	$137.28	$137.76	(0.3%)	$105.77	$102.77	2.9%	11.7%

Total Portfolio	224	76.0%	75.2%	1.1%	$158.83	$158.53	0.2%	$120.63	$119.15	1.2%	100.0%

Note: Region categorization based on STR designation.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months Ended June 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2024	Q2 2023	% Change	Q2 2024	Q2 2023	% Change	Q2 2024	Q2 2023	% Change	Q2 2024
Upscale
AC Hotels	4	86.2%	82.7%	4.2%	$251.88	$245.89	2.4%	$217.04	$203.45	6.7%	5.7%
Aloft	1	71.1%	79.5%	(10.6%)	$189.73	$176.47	7.5%	$134.92	$140.34	(3.9%)	0.4%
Courtyard	35	78.1%	77.4%	0.9%	$171.05	$168.86	1.3%	$133.51	$130.72	2.1%	19.1%
Hilton Garden Inn	40	77.6%	75.3%	3.1%	$155.09	$157.73	(1.7%)	$120.34	$118.74	1.3%	16.5%
Homewood Suites	29	85.7%	83.8%	2.3%	$156.00	$155.00	0.6%	$133.76	$129.82	3.0%	10.3%
Hyatt House	2	76.9%	77.7%	(1.0%)	$159.94	$154.97	3.2%	$122.97	$120.36	2.2%	0.9%
Hyatt Place	3	79.3%	75.9%	4.5%	$144.63	$144.70	0.0%	$114.72	$109.76	4.5%	0.9%
Residence Inn	30	82.6%	80.7%	2.4%	$167.69	$165.90	1.1%	$138.54	$133.92	3.4%	13.9%
SpringHill Suites	9	77.7%	76.3%	1.8%	$159.85	$153.24	4.3%	$124.22	$116.98	6.2%	4.4%
Upscale Total	153	80.2%	78.5%	2.2%	$165.31	$164.15	0.7%	$132.56	$128.92	2.8%	72.1%

Upper Midscale
Fairfield	10	74.2%	72.9%	1.8%	$128.37	$130.67	(1.8%)	$95.24	$95.25	0.0%	2.2%
Hampton	36	78.5%	76.5%	2.6%	$159.81	$160.59	(0.5%)	$125.41	$122.89	2.1%	14.1%
Home2 Suites	10	85.1%	86.2%	(1.3%)	$169.92	$172.32	(1.4%)	$144.61	$148.56	(2.7%)	4.6%
TownePlace Suites	9	82.1%	81.9%	0.2%	$128.59	$128.23	0.3%	$105.56	$104.99	0.5%	2.5%
Upper Midscale Total	65	79.2%	78.0%	1.5%	$153.23	$154.35	(0.7%)	$121.34	$120.33	0.8%	23.4%

Upper Upscale
Embassy Suites	4	81.0%	80.9%	0.1%	$217.23	$217.24	0.0%	$176.05	$175.67	0.2%	2.7%
Marriott	2	74.2%	64.6%	14.9%	$165.47	$168.92	(2.0%)	$122.78	$109.19	12.4%	1.8%
Upper Upscale Total	6	77.4%	72.0%	7.5%	$190.72	$193.40	(1.4%)	$147.59	$139.16	6.1%	4.5%

Total Portfolio	224	79.8%	78.1%	2.2%	$163.01	$162.51	0.3%	$130.09	$126.97	2.5%	100.0%

Note: Chain scale categorization based on STR designation.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Six Months Ended June 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024
Upscale
AC Hotels	4	78.2%	75.1%	4.1%	$225.09	$219.16	2.7%	$175.95	$164.65	6.9%	4.7%
Aloft	1	64.4%	63.1%	2.1%	$154.07	$155.18	(0.7%)	$99.26	$97.95	1.3%	0.3%
Courtyard	35	73.2%	72.9%	0.4%	$163.54	$161.22	1.4%	$119.70	$117.47	1.9%	18.1%
Hilton Garden Inn	40	72.7%	72.3%	0.6%	$149.97	$152.66	(1.8%)	$108.98	$110.40	(1.3%)	15.6%
Homewood Suites	29	82.6%	82.3%	0.4%	$155.64	$153.89	1.1%	$128.50	$126.60	1.5%	11.0%
Hyatt House	2	80.3%	79.5%	1.0%	$166.53	$171.94	(3.1%)	$133.75	$136.73	(2.2%)	1.2%
Hyatt Place	3	83.2%	80.1%	3.9%	$153.98	$158.96	(3.1%)	$128.19	$127.26	0.7%	1.4%
Residence Inn	30	78.7%	77.2%	1.9%	$164.11	$162.48	1.0%	$129.14	$125.38	3.0%	14.2%
SpringHill Suites	9	75.6%	74.4%	1.6%	$161.80	$155.78	3.9%	$122.36	$115.95	5.5%	5.0%
Upscale Total	153	76.1%	75.3%	1.1%	$160.55	$159.58	0.6%	$122.19	$120.23	1.6%	71.5%

Upper Midscale
Fairfield	10	71.4%	71.1%	0.4%	$129.52	$132.65	(2.4%)	$92.51	$94.32	(1.9%)	2.4%
Hampton	36	74.1%	73.2%	1.2%	$156.95	$159.23	(1.4%)	$116.35	$116.49	(0.1%)	14.0%
Home2 Suites	10	82.4%	84.7%	(2.7%)	$163.83	$163.29	0.3%	$135.07	$138.36	(2.4%)	4.8%
TownePlace Suites	9	80.2%	79.4%	1.0%	$126.03	$125.45	0.5%	$101.08	$99.67	1.4%	2.8%
Upper Midscale Total	65	75.6%	75.2%	0.5%	$150.38	$152.03	(1.1%)	$113.68	$114.34	(0.6%)	24.0%

Upper Upscale
Embassy Suites	4	81.0%	81.9%	(1.1%)	$207.42	$204.56	1.4%	$168.08	$167.61	0.3%	2.6%
Marriott	2	71.1%	62.9%	13.0%	$168.59	$169.39	(0.5%)	$119.81	$106.50	12.5%	1.9%
Upper Upscale Total	6	75.6%	71.5%	5.7%	$187.66	$187.56	0.1%	$141.94	$134.04	5.9%	4.5%

Total Portfolio	224	76.0%	75.2%	1.1%	$158.83	$158.53	0.2%	$120.63	$119.15	1.2%	100.0%

Note: Chain scale categorization based on STR designation.

Page | 22

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended June 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2024	Q2 2023	% Change	Q2 2024	Q2 2023	% Change	Q2 2024	Q2 2023	% Change	Q2 2024
STR Location
Airport	18	82.7%	80.6%	2.6%	$146.42	$144.87	1.1%	$121.08	$116.81	3.7%	6.1%
Interstate	4	79.8%	74.4%	7.3%	$120.09	$121.95	(1.5%)	$95.82	$90.76	5.6%	0.9%
Resort	11	77.0%	77.9%	(1.2%)	$175.42	$173.89	0.9%	$135.04	$135.53	(0.4%)	5.4%
Small Metro/Town	9	86.6%	81.5%	6.3%	$142.21	$131.51	8.1%	$123.21	$107.12	15.0%	3.4%
Suburban	127	79.8%	78.0%	2.3%	$154.46	$154.59	(0.1%)	$123.26	$120.52	2.3%	48.2%
Urban	55	78.7%	77.6%	1.4%	$187.07	$186.63	0.2%	$147.26	$144.81	1.7%	36.0%

Total Portfolio	224	79.8%	78.1%	2.2%	$163.01	$162.51	0.3%	$130.09	$126.97	2.5%	100.0%

Note: Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Six Months Ended June 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024
STR Location
Airport	18	81.4%	81.1%	0.4%	$149.75	$149.92	(0.1%)	$121.90	$121.65	0.2%	7.4%
Interstate	4	74.3%	69.8%	6.4%	$119.88	$118.60	1.1%	$89.10	$82.80	7.6%	0.9%
Resort	11	76.1%	77.5%	(1.8%)	$177.40	$175.76	0.9%	$135.00	$136.29	(0.9%)	6.3%
Small Metro/Town	9	85.6%	81.7%	4.8%	$154.16	$151.75	1.6%	$132.01	$123.97	6.5%	4.5%
Suburban	127	75.4%	74.9%	0.7%	$151.00	$150.43	0.4%	$113.86	$112.63	1.1%	47.3%
Urban	55	74.4%	73.1%	1.8%	$175.86	$176.52	(0.4%)	$130.78	$129.03	1.4%	33.6%

Total Portfolio	224	76.0%	75.2%	1.1%	$158.83	$158.53	0.2%	$120.63	$119.15	1.2%	100.0%

Note: Location categorization based on STR designation.

Page | 23